(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

UBSCM 2018-C11

UBS Commercial Mortgage Trust 2018-C11, Commercial Mortgage Pass-Through Certificates, Series 2018-C11

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Group Mail

Pentalpha Surveillance LLC

Bass, Berry & Sims PLC

150 Third Avenue South

Nashville TN 37201

Jay Knight

UBS Commercial Mortgage Securitization Corp.,

UBS AG

153 West 51st Street

New York NY 10019

Chad Eisenberger

UBS Commercial Mortgage Securitization Corp.,

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New Yoork NY

Frank Polverino

UBS Commercial Mortgage Securitization Corp.,

1285 Avenue of the Americas

New York NY 10019

Nicholas Galeone

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: UBSCM 2018-C11

Columbia MD 21045 1951

Group Mail